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                                                                    EXHIBIT 13.1

                                 CERTIFICATIONS
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED
                                  STATES CODE)

      Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Internet Initiative Japan Inc. (the "Company") hereby certifies, to such officer's knowledge, that the Company's annual report on Form 20-F for the year ended March 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 11, 2006

                                 INTERNET INITIATIVE JAPAN INC.

                                        /s/ Koichi Suzuki
                                        ---------------------------------------
                                 Name:  Koichi Suzuki
                                 Title: President, Chief Executive Officer and
                                        Representative Director